CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Jump Securities with Auto-Callable Feature due 2022	$3,120,000	$340.39

February 2021

Pricing Supplement No. 704

Registration Statement Nos. 333-250103; 333-250103-01

Dated February 1, 2021

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Jump Securities with Auto-Callable Feature due August 4, 2022

Based on the Worst Performing of the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities do not guarantee the repayment of principal, do not provide for the regular payment of interest and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities will be automatically redeemed if the closing level of each of the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF, which we refer to as the underlyings, on any of the semi-annual determination dates is greater than or equal to its respective redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 11.40% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has declined by an amount greater than the buffer amount of 20%, investors will receive a fixed positive return that will also correspond to a return of approximately 11.40% per annum, as set forth below. However, if the securities are not automatically redeemed prior to maturity and the final level of either underlying is less than its respective initial level by an amount greater than the buffer amount of 20%, investors will lose 1.25% for every 1% decline of the worst performing underlying beyond the specified buffer amount. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment. The securities are for investors who are willing to risk their principal based on the worst performing of two underlyings and forego current income and participation in the appreciation of either underlying in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if each underlying closes at or above its respective redemption threshold level on a semi-annual determination date or at or above 80% of its respective initial level on the final determination date, respectively, and the buffer feature that applies only to a limited range of performance of the worst performing underlying. Investors will not participate in any appreciation of either underlying. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	NASDAQ-100 Index® (the “NDX Index”) and iShares® MSCI EAFE ETF (the “EFA Shares”)
Aggregate principal amount:	$3,120,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	February 1, 2021
Original issue date:	February 4, 2021 (3 business days after the pricing date)
Maturity date:	August 4, 2022
Early redemption:

lf, on any semi-annual determination date (other than the final determination date), beginning on August 2, 2021, the closing level of each underlying is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date.

The securities will not be redeemed following any determination date if the closing level of either underlying is less than its respective redemption threshold level.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 11.40% per annum) for each semi-annual determination date. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:

Semi-annually. See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. We also refer to August 1, 2022 as the final determination date.

The determination dates are subject to postponement for non-index business days and certain market disruption events.

Early redemption dates:

See “Determination Dates, Early Redemption Dates and Early Redemption Payments” below. If any such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,171.00

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 × (index return of the worst performing underlying + 20%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$986.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public(1)	Agent’s commissions and fees(2)	Proceeds to us(3)
Per security	$1,000	$0.50	$999.50
Total	$3,120,000	$1,560	$3,118,440

(1)The securities will be sold only to investors purchasing the securities in fee-based advisory accounts.

(2)MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(3)See “Use of proceeds and hedging” on page 24.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2020 Index Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

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Terms continued from the previous page:
Redemption threshold level:	With respect to the NDX Index: 13,248.90, which is 100% of its initial level With respect to the EFA Shares: $73.25, which is 100% of its initial level
Buffer amount:

With respect to each underlying, 20%. As a result of the buffer amount of 20%, the value at or above which each underlying must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is as follows:

With respect to the NDX Index: 10,599.12, which is 80% of the initial level

With respect to the EFA Shares: $58.60, which is 80% of the initial level

Downside factor:	1.25
Initial level:	With respect to the NDX Index: 13,248.90, which is its closing level on the pricing date With respect to the EFA Shares: $73.25, which is its closing level on the pricing date
Closing level:

With respect to the NDX Index, the index closing value for such underlying on any index business day

With respect to the EFA Shares, the closing price for such underlying on any trading day times the adjustment factor on such day

Final level:	With respect to the NDX Index, the closing level on the final determination date With respect to the EFA Shares, the closing level on the final determination date
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial level to the respective final level
Index return:	With respect to each underlying, (final level – initial level) / initial level
Adjustment factor:	With respect to the EFA Shares, 1.0, subject to adjustment in the event of certain events affecting the EFA Shares
CUSIP:	61771E4G0
ISIN:	US61771E4G03
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Dates and Early Redemption Payments

Determination Dates	Early Redemption Dates	Early Redemption Payments (per $1,000 Security)
1st determination date: August 2, 2021	1st early redemption date: August 5, 2021	$1,057.00
2nd determination date: February 1, 2022	2nd early redemption date: February 4, 2022	$1,114.00
Final determination date: August 1, 2022	See “Maturity date” above.	See “Payment at maturity” above.

February 2021 Page 2

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Investment Summary

Jump Securities with Auto-Callable Feature

Principal at Risk Securities

Jump Securities with Auto-Callable Feature due August 4, 2022 Based on the Worst Performing of the NASDAQ-100 Index® and the iShares® MSCI EAFE ETF (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, the securities will be automatically redeemed if the closing level of each underlying on any semi-annual determination date is greater than or equal to its respective redemption threshold level, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 11.40% per annum, as described below. At maturity, if the securities have not previously been redeemed and the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has declined by an amount greater than the buffer amount of 20%, investors will receive a fixed positive return that will also correspond to a return of approximately 11.40% per annum, as set forth below. However, if the final level of either underlying is less than its respective initial level by an amount greater than the buffer amount, investors will lose 1.25% for every 1% decline in the worst performing underlying beyond the specified buffer amount. There is no minimum payment at maturity on the securities. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	1.5 years
Automatic early redemption:

If on any semi-annual determination date, the closing level of each underlying is greater than or equal to its respective redemption threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Redemption threshold level:	With respect to the NDX Index: 13,248.90, which is 100% of its initial level With respect to the EFA Shares: $73.25, which is 100% of its initial level
Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 11.40% per annum) for each semi-annual determination date, as follows:

●1st determination date: $1,057.00

●2nd determination date: $1,114.00

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,171.00

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 × (index return of the worst performing underlying + 20%) × downside factor]

If the final level of either underlying is less than 80% of its respective initial level, meaning that either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

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The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $986.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amounts, the redemption threshold levels, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

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Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption amount (corresponding to a return of approximately 11.40% per annum) if the closing level of each underlying on any semi-annual determination date is greater than or equal to its respective redemption threshold level.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity

When each underlying closes at or above its respective redemption threshold level on any semi-annual determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 11.40% per annum. Investors do not participate in any appreciation of either underlying.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that at least one underlying closes below its respective redemption threshold level on each of the semi-annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, each underlying closes at or above 80% of its respective initial level. At maturity, investors will receive a cash payment equal to $1,171.00 per stated principal amount, corresponding to a return of approximately 11.40% per annum. Investors do not participate in any appreciation of either underlying.

Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that at least one underlying closes below its respective redemption threshold level on each of the semi-annual determination dates. Consequently, the securities are not redeemed prior to maturity. On the final determination date, at least one underlying closes below its respective initial level by an amount greater than the buffer amount of 20%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the worst performing underlying beyond the buffer amount multiplied by the downside factor of 1.25. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero.

February 2021 Page 5

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Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the closing level on each of the semi-annual determination dates, and the payment at maturity will be determined by reference to the closing levels on the final determination date. The actual initial levels and redemption threshold levels are set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples are based on the following terms:

Hypothetical Initial Level:	With respect to the NDX Index: 12,000 With respect to the EFA Shares: $70.00
Early Redemption Payment:

The early redemption payment will be an amount in cash per stated principal amount (corresponding to a return of approximately 11.40% per annum) for each semi-annual determination date, as follows:

●1st determination date: $1,057.00

●2nd determination date: $1,114.00

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final level of each underlying is greater than or equal to 80% of its respective initial level, meaning that neither underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,171.00

●If the final level of either underlying has decreased by an amount greater than the buffer amount of 20% from its respective initial level:

$1,000 + [$1,000 × (index return of the worst performing underlying + 20%) × downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Hypothetical Redemption Threshold Level:	With respect to the NDX Index: 12,000, which is 100% of its hypothetical initial level With respect to the EFA Shares: $70.00, which is 100% of its hypothetical initial level
Stated Principal Amount:	$1,000

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Automatic Call:

Example 1 — the securities are redeemed following the second determination date

Date	NDX Index Closing Level	EFA Shares Closing Level	Payment (per Security)
1st Determination Date	9,100 (below the redemption threshold level)	$75.00 (at or above the redemption threshold level)	--
2nd Determination Date	14,000 (at or above the redemption threshold level)	$70.00 (at or above the redemption threshold level)	$1,114.00

In this example, on the first determination date, the closing level of one of the underlyings is at or above its respective redemption threshold level, but the closing level of the other underlying is below its respective redemption threshold level. Therefore, the securities are not redeemed. On the second determination date, the closing level of each underlying is at or above its respective redemption threshold level. Therefore the securities are automatically redeemed on the second early redemption date. Investors will receive $1,114.00 per security on the related early redemption date, corresponding to an annual return of approximately 11.40%. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of either underlying.

Payment at Maturity:

In the following examples, one or both of the underlyings close below the respective redemption threshold level(s) on each of the semi-annual determination dates, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

Date	NDX Index Final Level	EFA Shares Final Level	Payment (per Security)
Example 1:	13,000 (at or above 80% of the initial level)	$78.00 (at or above 80% of the initial level)	$1,171.00
Example 2:	10,500 (at or above 80% of the initial level)	$84.00 (at or above 80% of the initial level)	$1,171.00
Example 3:	14,400 (at or above 80% of the initial level)	$42.00 (below 80% of the initial level)	$1,000 + [$1,000 × (index return of the worst performing underlying + 20%) × downside factor] = $1,000 + [$1,000 × (-40% + 20%) × 1.25] = $750.00
Example 4:	6,000 (below 80% of the initial level)	$49.00 (below 80% of the initial level)	$1,000 + [$1,000 × (index return of the worst performing underlying + 20%) × downside factor] = $1,000 + [$1,000 × (-50% + 20%) × 1.25] = $625.00

In examples 1 and 2, the final level of each underlying is at or above 80% of its respective initial level. Therefore, investors receive $1,171.00 per security at maturity. However, investors do not participate in the appreciation of either underlying.

In example 3, the final level of one of the underlyings is at or above 80% of its respective initial level, but the final level of the other underlying is below 80% of its respective initial level. The NDX Index has increased 20% from its initial level to its final level and the EFA Shares have declined 40% from their initial level to their final level. Accordingly, investors lose 1.25% for

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every 1% by which the EFA Shares, which are the worst performing underlying in this example, have declined over the term of the securities beyond the buffer amount. Therefore, investors receive a payment at maturity of $750.00 per security.

In example 4, the final level of each underlying is below 80% of its respective initial level. The NDX Index has decreased 50% from its initial level to its final level and the EFA Shares have decreased 30% from their initial level to their final level. Accordingly, investors lose 1.25% for every 1% by which the NDX Index, which is the worst performing underlying in this example, has declined over the term of the securities beyond the buffer amount. Therefore, investors receive a payment at maturity of $625.00 per security.

If the securities are not redeemed prior to maturity and the final level of any underlying is less than its respective initial level by an amount greater than the buffer amount of 20%, you will lose some or all of your investment in the securities.

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Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, index supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final level of either underlying has declined from the initial level by an amount greater than the buffer amount of 20%, you will receive for each security that you hold at maturity an amount that is less than the stated principal amount by an amount proportionate to the decline in the value of the worst performing underlying beyond the buffer amount times the downside factor of 1.25. As there is no minimum payment at maturity on the securities, you could lose your entire investment.

￭The appreciation potential of the securities is limited by the fixed early redemption payment or payment at maturity specified for each determination date. The appreciation potential of the securities is limited to the fixed early redemption payment specified for each determination date, if each underlying closes at or above its respective redemption threshold level on any of the first two determination dates, or to the fixed $1,171.00 upside payment at maturity, if the securities have not been redeemed prior to maturity and the final level of each underlying is at or above 80% of its respective initial level. In all cases, you will not participate in any appreciation of either underlying, which could be significant.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the value of each underlying on any day will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting the NDX Index and the MSCI EAFE IndexSM (the “share underlying index”),

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the component stocks of the underlyings or securities markets generally and which may affect the value of each underlying, odividend rates on the stocks constituting the NDX Index and the share underlying index,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe availability of comparable instruments,

othe composition of the underlyings and changes in the constituent stocks of the NDX Index and the share underlying index,

othe occurrence of certain events affecting the EFA Shares that may or may not require an adjustment to the adjustment factor,

othe exchange rates of the U.S. dollar relative to the currencies in which the stocks constituting the EAFE Index trade, and oany actual or anticipated changes in our credit ratings or credit spreads.

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Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. You cannot predict the future performance of either underlying based on its historical performance. There can be no assurance that the closing value of each underlying will be at or above its respective redemption threshold level on any of the semi-annual determination dates or that the final index level of either underlying will not decrease from its respective initial level by an amount greater than the buffer amount of 20% so that you do not suffer a loss on your initial investment in the securities. See “NASDAQ-100 Index® Overview” and “iShares® MSCI EAFE ETF Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 1.5-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the underlyings or the stocks composing the NDX Index or the share underlying index. Investing in the securities is not equivalent to investing in either underlying or the component stocks of the NDX Index or the share underlying index. Investors in the securities will not participate in any appreciation of either underlying, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue

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price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying index), including trading in the EFA Shares, the stocks that constitute the NDX Index or the share underlying index as well as in other instruments related to the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying index on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial level of an underlying, and, therefore, could increase (i) the respective values at or above which such underlying must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), or so that you receive a positive return at maturity, and (ii) the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial levels, the redemptions threshold levels, whether the securities will be redeemed on any early redemption date, the final levels and the payment you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as

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calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, any adjustments to the adjustment factor and the selection of a successor index or calculation of an closing level in the event of a market disruption event or discontinuance of the NDX index or the share underlying index, may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see "Description of Auto-Callable Securities—Postponement of Determination Dates," "—Alternate Exchange Calculation in Case of an Event of Default,” "—Discontinuance of Any Underlying Index; Alteration of Method of Calculation,” “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares—Discontinuance of the Underlying Shares of an Exchange-Traded Fund and/or Share Underlying Index; Alteration of Method of Calculation” and "—Calculation Agent and Calculations" in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information – Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income on the securities might differ significantly from the tax treatment described in the Tax Disclosure Sections. For example, under one possible treatment, the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the Tax Disclosure Sections.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlyings

￭You are exposed to the price risk of each underlying. Your return on the securities is not linked to a basket consisting of both underlyings. Rather, it will be contingent upon the independent performance of each underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlying. Poor performance by either underlying over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. To receive an early redemption payment, each underlying must

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close at or above its respective redemption threshold level on the applicable determination date. In addition, if the securities have not been redeemed and at least one underlying has declined from its respective initial level by an amount greater than the buffer amount of 20% as of the final determination date, you will lose 1.25% for every 1% decline of the worst performing underlying beyond the specified buffer amount, even if the other underlying has appreciated or has not declined as much. Under this scenario, the value of any such payment at maturity will be less than the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each underlying.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. The price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM (the “share underlying index” or “EAFE Index”), which measures the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.

￭The securities are subject to currency exchange risk. Because the price of the EFA Shares tracks the performance of the MSCI EAFE IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the EFA Shares, the price of the EFA Shares will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

oexisting and expected rates of inflation;

oexisting and expected interest rate levels;

othe balance of payments; and

othe extent of governmental surpluses or deficits in the relevant countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI EAFE IndexSM and the United States and other countries important to international trade and finance.

￭Adjustments to the NDX Index could adversely affect the value of the securities. The publisher of the NDX Index may add, delete or substitute the component stocks of such underlying or make other methodological changes that could change the value of the underlying. Any of these actions could adversely affect the value of the securities. The publisher of the NDX Index may also discontinue or suspend calculation or publication of such underlying at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of

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investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, the determination of whether the securities will be redeemed on any subsequent early redemption date or the payment at maturity, as applicable, will be based on whether the value of such underlying based on the closing prices of the securities constituting such underlying at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co. as calculation agent in accordance with the formula for calculating such underlying last in effect prior to such discontinuance is greater than or equal to the relevant redemption threshold level or 80% of such initial level, as applicable (depending also on the performance of the other underlying).

￭The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the EFA Shares. MS & Co., as calculation agent, will adjust the adjustment factor for certain events affecting the EFA Shares. However, the calculation agent will not make an adjustment for every event that could affect the EFA Shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the market price of the securities may be materially and adversely affected.

￭Adjustments to the EFA Shares or the share underlying index could adversely affect the value of the securities. The investment adviser to the EFA Shares, BlackRock Fund Advisors (the “Investment Adviser”) seeks investment results that correspond generally to the total return performance, before fees and expenses, of the MSCI EAFE IndexSM. Pursuant to its investment strategy or otherwise, the Investment Adviser may add, delete or substitute the stocks composing the EFA Shares. Any of these actions could adversely affect the price of the EFA Shares and, consequently, the value of the securities. MSCI Inc. (“MSCI”) is responsible for calculating and maintaining the MSCI EAFE IndexSM. MSCI may add, delete or substitute the stocks constituting the MSCI EAFE IndexSM or make other methodological changes that could change the value of the MSCI EAFE IndexSM. MSCI may discontinue or suspend calculation or publication of the MSCI EAFE IndexSM at any time. Any of these actions could adversely affect the value of the MSCI EAFE IndexSM, and, consequently, the price of the EFA Shares and the value of the securities.

￭The performance and market price of the EFA Shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EFA Shares. The EFA Shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index. In addition, the performance of the EFA Shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index. All of these factors may lead to a lack of correlation between the performance of EFA Shares and the share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the EFA Shares may impact the variance between the performances of EFA Shares and the share underlying index. Finally, because the shares of the EFA Shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the EFA Shares may differ from the net asset value per share of the EFA Shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the EFA Shares may be disrupted or limited, or such securities may be unavailable in the secondary market. Under these circumstances, the liquidity of the EFA Shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the EFA Shares, and their ability to create and redeem shares of the EFA Shares may be disrupted. Under these circumstances, the market price of shares of the EFA Shares may vary substantially from the net asset value per share of the EFA Shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the EFA Shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the EFA Shares. Any of these events could materially and adversely affect the price of the shares of the EFA Shares and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final determination date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination may affect the payment at maturity of the securities. If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based on the published closing price per share of the EFA Shares on the final

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determination date, even if the EFA Shares’ shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the EFA Shares.

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NASDAQ-100 Index® Overview

The NASDAQ-100 Index®, which is calculated, maintained and published by Nasdaq, Inc., is a modified capitalization-weighted index of 100 of the largest and most actively traded equity securities of non-financial companies listed on The NASDAQ Stock Market LLC. The NASDAQ-100 Index® includes companies across a variety of major industry groups. At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on NASDAQ (which may be the official closing price published by NASDAQ), and divided by a scaling factor, which becomes the basis for the reported NASDAQ-100 Index® value. For additional information about the NASDAQ-100 Index®, see the information set forth under “NASDAQ-100 Index®” in the accompanying index supplement.

Information as of market close on February 1, 2021:

Bloomberg Ticker Symbol:	NDX
Current Index Closing Value:	13,248.90
52 Weeks Ago:	9,126.23
52 Week High (on 1/26/2021):	13,490.19
52 Week Low (on 3/20/2020):	6,994.29

The following graph sets forth the published high and low index closing values of the NDX Index, as well as end-of-quarter index closing values, of the NDX Index for each quarter in the period from January 1, 2016 through February 1, 2021. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NDX Index for each quarter in the same period. The index closing value of the NDX Index on February 1, 2021 was 13,248.90. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NDX Index has at times experienced periods of high volatility and you should not take the historical values of the NDX Index as an indication of its future performance.

NASDAQ-100 Index® Daily Index Closing Values January 1, 2016 to February 1, 2021

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NASDAQ-100 Index®	High	Low	Period End
2016
First Quarter	4,497.86	3,947.80	4,483.66
Second Quarter	4,565.42	4,201.06	4,417.70
Third Quarter	4,891.36	4,410.75	4,875.70
Fourth Quarter	4,965.81	4,660.46	4,863.62
2017
First Quarter	5,439.74	4,911.33	5,436.23
Second Quarter	5,885.30	5,353.59	5,646.92
Third Quarter	6,004.38	5,596.96	5,979.30
Fourth Quarter	6,513.27	5,981.92	6,396.42
2018
First Quarter	7,131.12	6,306.10	6,581.13
Second Quarter	7,280.71	6,390.84	7,040.80
Third Quarter	7,660.18	7,014.55	7,627.65
Fourth Quarter	7,645.45	5,899.35	6,329.96
2019
First Quarter	7,493.27	6,147.13	7,378.77
Second Quarter	7,845.73	6,978.02	7,671.08
Third Quarter	8,016.95	7,415.69	7,749.45
Fourth Quarter	8,778.31	7,550.79	8,733.07
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter (through February 1, 2021)	13,490.19	12,623.35	13,248.90

“Nasdaq®,” “NASDAQ-100®” and “NASDAQ-100 Index®” are trademarks of Nasdaq, Inc. For more information, see “NASDAQ-100 Index®” in the accompanying index supplement.

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iShares® MSCI EAFE ETF Overview

The iShares® MSCI EAFE ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI EAFE IndexSM. The iShares® MSCI EAFE ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE ETF. Information provided to or filed with the Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-92935 and 811-09729, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI EAFE ETF is accurate or complete.

Information as of market close on February 1, 2021:

Bloomberg Ticker Symbol:	EFA UP	52 Week High (on 1/8/2021):	$75.73
Current Level:	$73.25	52 Week Low (on 3/23/2020):	$46.50
52 Weeks Ago:	$67.64

The following graph sets forth the published high and low index closing prices of the EFA Shares, as well as end-of-quarter index closing prices, of the EFA Shares for each quarter in the period from January 1, 2016 through February 1, 2021. The related table sets forth the published high and low closing prices, as well as end-of-quarter closing prices, of the EFA Shares for each quarter in the same period. The closing price of the EFA Shares on February 1, 2021 was $73.25. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The EFA Shares have at times experienced periods of high volatility and you should not take the historical prices of the EFA Shares as an indication of their future performance.

iShares® MSCI EAFE ETF Daily Closing Prices January 1, 2016 to February 1, 2021

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iShares® MSCI EAFE ETF	High	Low	Period End
2016
First Quarter	57.80	51.38	57.13
Second Quarter	59.87	52.64	55.81
Third Quarter	59.86	54.44	59.13
Fourth Quarter	59.20	56.20	57.73
2017
First Quarter	62.60	58.09	62.29
Second Quarter	67.22	61.44	65.20
Third Quarter	68.48	64.83	68.48
Fourth Quarter	70.80	68.42	70.31
2018
First Quarter	75.25	67.94	69.68
Second Quarter	71.90	66.35	66.97
Third Quarter	68.98	65.43	67.99
Fourth Quarter	68.07	56.89	58.78
2019
First Quarter	65.61	58.13	64.86
Second Quarter	66.99	63.40	65.73
Third Quarter	66.68	61.30	65.21
Fourth Quarter	69.66	63.25	69.44
2020
First Quarter	70.38	46.50	53.46
Second Quarter	64.65	50.90	60.87
Third Quarter	65.92	61.10	63.65
Fourth Quarter	73.52	61.39	72.96
2021
First Quarter (through February 1, 2021)	75.73	72.39	73.25

This document relates only to the securities referenced hereby and does not relate to the EFA Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EFA Shares (and therefore the price of the EFA Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EFA Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EFA Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EFA Shares.

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iShares® is a registered trademark of BlackRock Fund Advisors or its affiliates (“BFA”). The securities are not sponsored, endorsed, sold, or promoted by BFA. BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BFA has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE IndexSM. The MSCI EAFE IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. (“MSCI”). The index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the United States and Canada, and it consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. For additional information about the MSCI EAFE IndexSM, see the information set forth under “MSCI EAFE IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Postponement of the maturity date and early redemption dates:

If any determination date is postponed due to a non-index business day or non-trading day, as applicable, or certain market disruption events so that it falls less than two business days prior to the relevant scheduled early redemption date or maturity date, the early redemption date or maturity date will be postponed to the second business day following that determination date as postponed, and no adjustment will be made to any early redemption payment or the payment at maturity made on such postponed date.

Underlying index publisher:	With respect to the NDX Index, Nasdaq, Inc., or any successor thereof.
Share underlying index:	MSCI EAFE IndexSM
Share underlying index publisher:	MSCI Inc. or any successor thereof
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the applicable determination date, give notice of the early redemption and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. This notice shall be given by the issuer or, at the issuer’s request, by the trustee in the name and at the expense of the issuer, with any such request to be accompanied by a copy of the notice to be given.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each security on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash

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amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, a security should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

In 2007, the U.S. Treasury Department and the Internal Revenue Service (the “IRS”) released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2023 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser

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regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the aforementioned notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds we receive from the sale of the securities will be used for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the EFA Shares, in securities constituting the NDX Index or the share underlying index, in futures and/or options contracts on the EFA Shares, the NDX Index, the share underlying index or their component stocks listed on major securities markets, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial level of an underlying, and, therefore, could increase (i) the respective values at or above which such underlying must close on the respective determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying), or so that you receive a positive return at maturity, and (ii) the value at or above which such underlying must close on the final determination date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying index). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either underlying on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any (depending also on the performance of the other underlying). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

MS & Co. expects to sell all of the securities that it purchases from us to an unaffiliated dealer at a price of $999.50 per security, for further sale to certain fee-based advisory accounts at the price to public of $1,000 per security. MS & Co. will not receive a sales commission with respect to the securities.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of

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Principal at Risk Securities

Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.
Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2020

Index Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

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